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                                                                   Exhibit 10.16

                                 FLONETWORK INC.

                              SHARE INCENTIVE PLAN

1.       Purpose

         The purpose of this Share Incentive Plan, as amended and restated from time to time (the "Plan") of FloNetwork Inc., a corporation incorporated under the laws of Ontario, Canada (the "Company"), is to advance the interests of the Company's shareholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's shareholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the "Board").

2.       Eligibility

         All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted share awards, or other share-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3.       Administration, Delegation

         (a) Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.
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         (b) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

         (c) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (each a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

         (d) Accounts and Statements. The Company shall maintain records of the details of each Option granted to each Participant under the Plan, including the date of grant, Designated Amount and the Option Price of each Option, the number of common shares of the Company ("Common Shares") in respect of which the Option has been exercised and the maximum number of Common Shares which the Participant may still purchase under the Option. Upon request therefor from a Participant and at such other times as the Company shall determine, the Company shall furnish the Participant with a statement setting forth the details of his Options. Such statement shall be deemed to have been accepted by the Participant as correct unless written notice to the contrary is given to the Company within 30 days after such statement is given to the Participant.

4.       Shares Available for Awards

         (a) Number of Shares. Awards may be made under the Plan for up to 11,000,000 Common Shares of the Company; provided, however, that the number of Common Shares reserved for issuance under the Plan shall be automatically increased every January 1, beginning in 2001, by the lesser of (i) 3,500,000 Common Shares, (ii) 4% of the Company's outstanding Common Shares on such date, and (iii) a lesser amount determined by the Board. The numbers of Common Shares referenced in this Section 4(a) shall be subject to adjustment as provided in
Section 8 hereof. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Shares not being issued, the unused Common Shares covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Share Options (as hereinafter defined), to any limitation required under the Code.

         (b) Per-Participant Limit. Subject to adjustment under Section 8, for Awards granted after the Common Shares are registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the maximum number of Common Shares with respect to which Awards may be granted to any Participant under the Plan shall be 1,750,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code ("Section 162(m)").

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5.       Share Options

         (a) General. From time to time, the Board may grant one or more options to a Participant to purchase Common Shares (each, an "Option") in accordance with the Plan and determine the number of Common Shares to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Share Option (as hereinafter defined) shall be designated a "Nonstatutory Share Option".

         (b) Incentive Share Options. An Option that the Board intends to be an "incentive share option" as defined in Section 422 of the Code (an "Incentive Share Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Share Option is not an Incentive Share Option.

         (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

         (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

         (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board delivered in accordance with Section 10, together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

         (f) Payment Upon Exercise. Common Shares purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

               (1) in cash or by check, payable to the order of the Company;

               (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

               (3) when the Common Shares are registered under the Exchange Act, by delivery of Common Shares owned by the Participant valued at their fair market


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value as determined by (or in a manner approved by) the Board in good faith
("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Shares were owned by the Participant at least six months prior to such delivery;

               (4) to the extent permitted by applicable law and the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

               (5) by any combination of the above permitted forms of payment.

         (g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or shares of an entity, the Board may grant Options in substitution for any options or other shares or share-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5.

6.       Restricted Shares

         (a) Grants. The Board may grant Awards entitling recipients to acquire Common Shares, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Share Award"). Any Common Shares repurchased by the Company shall be canceled in accordance with applicable law.

         (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Share, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any share certificates issued in respect of a Restricted Share Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a share power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.       Other Share-Based Awards

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         The Board shall have the right to grant other Awards based upon the
Common Shares having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Shares and the grant of share appreciation rights.

8.       Adjustments for Changes in Common Shares and Certain Other Events

         (a) Changes in Capitalization. In the event of any share split, reverse share split, share dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Shares other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Share Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

          (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Share Award or other Award granted under the Plan at the time of the grant of such Award.

         (c)      Acquisition Events

                  (1) Definition. An "Acquisition Event" shall mean: (a) any merger, consolidation or amalgamation of the Company with or into another entity as a result of which the Common Share is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction or plan of arrangement.

                  (2) Consequences of an Acquisition Event on Options. Upon the occurrence of an Acquisition Event, or the execution by the Company of any agreement approved by the Board with respect to an Acquisition Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following


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consummation of the Acquisition Event, the Option confers the right to purchase, for each Common Share subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Share for each Common Share held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Common Shares); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common shares of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common shares of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding Common Shares as a result of the Acquisition Event.

                  (3) Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Shares will receive upon consummation thereof a cash payment for each Common Share surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of Common Shares subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

                  (4) Consequences of an Acquisition Event on Restricted Share Awards. Upon the occurrence of an Acquisition Event, the repurchase and other rights of the Company under each outstanding Restricted Share Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Shares converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Shares subject to such Restricted Share Award.

                  (5) Consequences of an Acquisition Event on Other Awards. The Board shall specify the effect of an Acquisition Event on any other Award granted under the Plan at the time of the grant of such Award.

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         (d) Fractional Common Shares. No fractional Common Shares shall be issued upon the exercise of an Option nor shall any script certificates in lieu therefor be issuable at any time. Accordingly, if as a result of any adjustment under Section 8, a Participant would otherwise have become entitled to a fractional common share upon the exercise of an Option, he or she shall have the right to purchase only the next lower whole number of Common Shares and no payment or other adjustment will be made with respect to the fractional interests so disregarded.

9.       General Provisions Applicable to Awards

         (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

         (b) Documentation. Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

         (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

         (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

         (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Shares are registered under the Exchange Act, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of Common Shares, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

         (f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award


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of the same or a different type, changing the date of exercise or realization, and converting an Incentive Share Option to a Nonstatutory Share Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

         (g) Conditions on Delivery of Shares. The Company will not be obligated to deliver any Common Shares pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

         (h) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Share Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.      Miscellaneous.

         (a) Shareholders' Agreement. Upon issuance of any Common Shares upon the exercise of an Award, the Participant receiving such shares shall agree, in writing, to be bound by the terms of the Second Amended and Restated Shareholders' Agreement dated as of November 24, 1999, as amended from time to time, by and among the Company and persons and entities who are signatories thereto.

          (b) Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award. Unless otherwise determined by the Board, neither any period of notice, if any, nor any payment in lieu thereof, or combination thereof, upon termination of employment shall be considered as extending the period of employment for the purposes of the Plan.

         (c) No Rights As Shareholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any Common Shares to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event


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the Company effects a split of the Common Shares by means of a share dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such share dividend shall be entitled to receive, on the distribution date, the share dividend with respect to the Common Shares acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such share dividend.

         (d) Effective Date and Term of Plan. The Plan shall become effective as of the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's shareholders to the extent shareholder approval is required by Section 162(m) in the manner required under
Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's shareholders, but Awards previously granted may extend beyond that date.

         (e) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by
Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's shareholders as required by
Section 162(m) (including the vote required under Section 162(m)).

         (f) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by, and interpreted in accordance with, the laws of the Province of Ontario, Canada and the federal laws of Canada applicable therein, without regard to any applicable conflicts of law principles.


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